                                                                     EXHIBIT 3.1

       AS FILED WITH THE FLORIDA DEPARTMENT OF STATE ON DECEMBER 18, 1998

                            ARTICLES OF INCORPORATION
                                       OF
                               LAI WORLDWIDE, INC.


                                    ARTICLE I

                                      NAME

         The name of this Corporation shall be:

                               LAI WORLDWIDE, INC.


                                   ARTICLE II

                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The address of the principal office and the mailing address of this corporation shall be:

                           Suite 200E, Northdale Plaza
                      3903 Northdale Blvd., P.O. Box 340468
                            Tampa, Florida 33694-0468

                                   ARTICLE III

                                TERM OF EXISTENCE

         This Corporation is to exist perpetually.


                                   ARTICLE IV

                                 GENERAL PURPOSE

         The general purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Florida, and any amendments or successor thereto, and in connection therewith, this Corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act.



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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 2



                                    ARTICLE V

                                  CAPITAL STOCK

         1.  AUTHORIZED CAPITALIZATION.

                  (a) The total number of shares of capital stock authorized to be issued by this Corporation shall be:

                  35,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and

                  3,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

                  (b) The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

                           (i) Preferred. Shares of the Preferred Stock may be issued from time to time in one or more series. The board of directors of this Corporation (hereafter the "Board of Directors" or "Board") by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                           (A) The rate or manner of payment of dividends.

                           (B) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption.

                           (C) The amount payable upon shares in the event of voluntary and involuntary liquidation.

                           (D) Sinking fund provisions, if any, for the redemption or purchase of shares.

                           (E) The terms and conditions, if any, on which the shares may be converted.

                           (F)  Voting rights, if any.

                           (G) Any other rights or preferences now or hereafter permitted by the laws of the State of Florida as variations between different series of preferred stock.



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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 3


                           (ii) Common. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of stockholders, except matters required to be voted on exclusively by holders of Preferred Stock or of any series of Preferred Stock. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of this Corporation, the assets and funds of this Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

                           (iii) Series A Junior Participating Preferred Stock. Of the 3,000,000 shares of Preferred Stock authorized by these Articles of Incorporation, a series of 500,000 of such shares shall be and are authorized and designated as follows:

                                    (a) Designation and Amount. The shares of
                  such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

                                    (b) Dividends and Distributions.

                                            (1)  Subject to the rights of the
                  holders of any shares of any series of Preferred Stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share


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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 4


                  or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after December 30, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or con solidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                            (2) The Company shall declare a
                  dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

                                            (3) Dividends shall begin to accrue
                  and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the Record Date for the first Dividend Payment
                  Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the Record Date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a Record Date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which Record Date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                    (c) Voting Rights. The holders of shares of
                  Series A Preferred Stock shall have the following voting rights;

                                            (1)  Subject to the provision for
                  adjustment hereinafter set forth and except as otherwise provided in the Articles of Incorporation or required by law,


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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 5


                  each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after December 30, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                            (2)  Except as otherwise provided in
                  the Articles of Incorporation, as hereby or otherwise hereafter amended, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                                            (3) Except as set forth herein, or
                  as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                                    (d)  Certain Restrictions.

                                            (1)  Whenever quarterly dividends or
                  other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                                                     a.       declare or pay
                  dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                                                     b.       declare or pay
                  dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then en titled;

LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                               PAGE 6


                                                     c.       redeem or purchase
                  or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

                                                     d.       redeem or purchase
                  or otherwise acquire for consideration any shares of Series
                  A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred
                  Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                            (2) The Company shall not permit any
                  Subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

                                    (e) Reacquired Shares. Any shares of Series
                  A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

                                    (f) Liquidation, Dissolution or Winding Up.
                  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of


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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 7


                  all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after December 30, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
                  (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (g) Consolidation, Merger, etc. In case the
                  Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinaf ter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Company shall at any time after December 30, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (h) No Redemption. The shares of Series A
                  Preferred Stock shall not be redeemable from any holder.



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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 8


                                    (i) Rank. The Series A Preferred Stock shall
                  rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

                                    (j) Amendment. If any proposed amendment to
                  the Articles of Incorporation (including as amended by these Articles of Amendment) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the laws of the State of Florida.

                                    (k) Fractional Shares. Series A Preferred
                  Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.



         2.  NO PREEMPTIVE RIGHTS.

                  (a) Preferred Stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock (of the same class or otherwise) or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

                  (b) Common Stock. The holders of Common Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

          3. PAYMENT FOR STOCK. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in


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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                 PAGE 9


labor or services actually performed for this Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to this Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and nonassessable.

         4. TREASURY STOCK. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.


                                   ARTICLE VI

                     REGISTERED OFFICE AND REGISTERED AGENT

         The initial registered office of this corporation shall be located at Suite 200E, Northdale Plaza, 3903 Northdale Boulevard, Tampa, Florida 33624, and the initial registered agent of this corporation at such office shall be Philip
R. Albright. This corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.


                                   ARTICLE VII

                                    DIRECTORS

         1. NUMBER. The Board of Directors of this Corporation shall consist of no fewer than three (3) nor more than twelve (12) members, the exact numbers of directors to be fixed from time to time as provided in the bylaws of this Corporation.

         2. CLASSIFICATION. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. Upon the effectiveness of this provision, and determined on the basis of prior election, directors of the first class (Class I) shall hold office for a term expiring at the 2001 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1999 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 2000 annual meeting of stockholders. Subject to adjustment as contemplated by the following paragraph, at each annual meeting of stockholders after 1997, the successors to the class of directors whose terms then shall expire shall be identified as being the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected by stockholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual


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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                PAGE 10


meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing, if and whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

         3. POWERS. The business and affairs of this Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

         4. QUORUM. A quorum for the transaction of business at all meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

         5. REMOVAL. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this Corporation may be removed from office at any annual or special meeting of stockholders by the affirmative vote of at least a majority of the then outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors is among the purposes of the meeting and shall state the grounds therefor. Directors may not be removed by the stockholders without cause.

         6. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next stockholders' meeting at which directors are elected (or, if permitted under applicable law, until the expiration of the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred)and until such director's successor is duly elected and qualifies, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. A director elected by stockholders to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.

         7. NOMINATIONS AND ELECTIONS. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                PAGE 11


         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VII, Section 7.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation's books, of the stockholder and (ii) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this
Article VII, Section 7. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII, Section 7, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.













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LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                PAGE 12


                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

         The initial Board of Directors of this corporation shall consist of the following members, such members to hold office until their successors have been duly elected and qualify. The name and street address of the initial directors are:

           NAME                             ADDRESS
           ----                             -------

           Robert L. Pearson                Suite 4150, Thanksgiving Tower,
                                            1601 Elm Street,
                                            Dallas, Texas  75201

           Patrick J. McDonnell             Suite 2100, 225 West Wacker Drive,
                                            Chicago, Illinois  60606

           Philip R. Albright               Suite 200E, Northdale Plaza,
                                            3903 Northdale Boulevard,
                                            Tampa, Florida  33624




                                   ARTICLE IX

                                  INCORPORATOR

         The name and street address of the incorporator making these Articles of Incorporation are:

             NAME                           ADDRESS
             ----                           -------

           Becky A. Ferrell                 c/o Trenam, Kemker, Scharf, Barkin,
                                            Frye, O'Neill & Mullis, P.A.
                                            101 E. Kennedy Blvd., Suite 2700
                                            Tampa, Florida  33602



                                    ARTICLE X

                              STOCKHOLDER MEETINGS

         1. ANNUAL MEETINGS. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (c) by, or at the direction of, the Board of Directors, or (d) by any stockholder of this Corporation who complies with the notice procedures set forth in this Article X, Section 1 and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                PAGE 13


         For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation's books, of the stockholder proposing such business and any other stock holders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article X, Section 1. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this
Article X, Section 1, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         2. SPECIAL MEETINGS. Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this Corporation; or (d) by holders of not less than 33-1/3% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such stockholders sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the stockholders of this Corporation may not be called by any other person or persons.

         At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

LAI WORLDWIDE, INC.
ARTICLES OF INCORPORATION                                                PAGE 14

         3. WRITTEN CONSENTS. Any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of this Article X, Section 1 and 2, and may not be taken by written consent of such stockholders.


                                   ARTICLE XI

                                   AMENDMENTS

         This Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this Corporation shall be required to amend or repeal this Article XI, Article VII or Article X of these Articles of Incorporation or to adopt any provision inconsistent therewith.


                                   ARTICLE XII

                                     BYLAWS

         1. ADOPTION, AMENDMENT, ETC. The power to adopt the bylaws of this Corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this Corporation; provided, however, that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, or repealed in accordance with the bylaws of this Corporation by vote of the stockholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the Board of Directors.

         2. SCOPE. The bylaws of this Corporation shall be for the government of this Corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this Corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles for the uses and purposes therein stated this 18th day of December, 1998.



                                                  /s/:  Becky A. Ferrell
                                                  ------------------------------
                                                  Becky A. Ferrell, Incorporator